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                            CERTIFICATE OF AMENDMENT

                       TO CERTIFICATE OF INCORPORATION OF

                          USAI ACQUISITION CORPORATION

                               *  *  *  *  *  *  *
                         Adopted in accordance with the
                     provisions of Section 242 of the General
                             Corporation Law of the
                                State of Delaware

                               *  *  *  *  *  *  *


         James A. Harris and Michael J. Stone, being the President and Treasurer, respectively, of USAI Acquisition Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY as follows:

         FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing the amendment to the Certificate of Incorporation (the "Amendment") and directed that the Amendment be submitted to the holders of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon for its consideration and approval:

                  RESOLVED, that the board of directors of the Corporation deem it advisable and in its best interest to amend its Certificate of Incorporation of the Corporation by deleting ARTICLE ONE in its entirety and inserting in its place a new ARTICLE ONE to read as follows:

                                   ARTICLE ONE

                  The name of the corporation is U.S. Aggregates, Inc.



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         SECOND: The Amendment as duly adopted in accordance with Section228 and
Section242 of the General Corporation Law of the State of Delaware by the holders of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereon.

                              *  *  *  *  *  *  *


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         IN WITNESS WHEREOF, the undersigned do hereby certify under penalties of perjury that this Certificate of Amendment is the act and deed of the undersigned and the facts stated herein are true and accordingly have hereunto set their hands this 24th day of February, 1994.

                                            USAI ACQUISITION CORP.,
                                            a Delaware corporation

                                            By:  /s/ James A. Harris
                                                --------------------------------
                                                James A. Harris, President

ATTEST:

By:   /s/ Michael J. Stone
     ------------------------------------------------
     Michael J. Stone, Treasurer


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